RockShox, Inc. is making this filing for the sole purpose of paying the filing fee, which was inadvertently omitted from RockShox's Preliminary Information Statement filing made on Friday, February 22, 2002. The original February 22 filing should be treated as a preliminary merger information statement (PREM 14C).


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